Domain Name Sale and Assignment Agreement


This Agreement dated the 30th day of October, 2000.

WHEREAS HEALTHY USA, INC., a Nevada corporation, (the "Transferor"), has registered with Register.com the domain name iGoHealthy.com (the "Domain Name");

and

WHEREAS iGoHealthy.com, Inc., a Colorado corporation, (the "Transferee"), is desirous of acquiring from the Transferor the Domain Name and the registrations therefor;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, the Transferor hereby transfers and assigns to the Transferee all of the Transferor's right, title and interest in and to the Domain Name and the registrations therefor.

Consideration. Transferee shall pay to the Transferor the amount of Ten Thousand Dollars ($10,000.00) (the "Purchase Price") as payment for the purchase and assignment of the Domain Name. This amount was mutually agreed upon by both parties based upon review of an appraisal of the Domain Name as prepared by an independent appraiser, GreatDomains.com, Inc. (see Exhibit A). The Transferor has agreed to accept a Promissory Note (see Exhibit B) in the full amount of the Purchase Price, subject to the following conditions:

     1. Within two (2) weeks from the date of this Agreement, the Transferee shall make a partial payment to the Transferor of an amount not less than Two Thousand Dollars ($2,000.00); and

     2. In the event that the proposed initial public offering of securities of the Transferee (the "Offering") is closed on or before April 30, 2001, the unpaid balance under the Promissory Note shall be payable in full at the closing of the Offering. However, in the event the Offering has not closed on or before the close of business on April 30, 2001, the unpaid balance under the Promissory Note shall thereafter be payable within thirty (30) days after demand for payment by the Transferor.

FURTHERMORE, the Parties agree as follows:

         1. The Transferor agrees to cooperate with the Transferee and to follow the Transferee's instructions in order to effectuate the transfer of the Domain Name registrations in a timely manner. Specifically, the Transferor agrees to prepare and transmit the necessary documents and/or to correspond with the appropriate registrars to authorize transfer of the Domain Name.

         2.       The Transferor warrants and represents that:

                  (a) the Transferor has unencumbered rights in the Domain Name;

                  (b) the   Transferor   properly  registered  the  Domain  Name
                      without   committing   fraud  or misrepresentation;

                  (c) the Transferor has the authority to transfer the Domain
                      Name;

                  (d) the  Transferor  has not  received  any claim from a third party that the use of any of the Domain Name violates the rights of such third party;

                  (e) the Transferor has not used any of the Domain Name for any illegal purpose; and

                  (f) to the best of the Transferor's knowledge,  the use of the
                      Domain Name does not infringe the rights of any third party in any jurisdiction.
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          3.   This   Agreement  is  governed  by  the  laws  of  the  State  of
               California.  If any  provision  of this  Agreement is found to be
               invalid  by  any  court  having   competent   jurisdiction,   the
               invalidity of such provision shall not affect the validity of the remaining provisions of this Agreement, which shall remain in full force and effect. No waiver of any term of this Agreement shall be deemed a further or continuing waiver of such term or any other term. This Agreement constitutes the entire agreement between the Transferor and the Transferee with respect to this transaction. Any changes to this Agreement must be made in writing, signed by an authorized representative of both parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized officers on the date first written above.


TRANSFEROR:                                            TRANSFEREE:

HEALTHY USA, INC.                                      IGOHEALTHY.COM, INC.
a Nevada corporation                                   a Colorado corporation

By:   /s/ Bill Glaser                            By:    /s/ Farid E. Tannous
   -----------------------------------                  ------------------------
   Bill Glaser                                          Farid E. Tannous
   President & Chief Executive Officer                  President

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